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                                                                   Exhibit 10.34


                         CONFIDENTIALITY, NON-DISCLOSURE
                          AND NON-COMPETITION AGREEMENT

                In consideration and as a condition of my employment by S1 Corporation, a Delaware corporation (the "Company", which term shall also include any subsidiaries and divisions of S1 Corporation), I hereby agree with the Company as follows:

                1.      NONDISCLOSURE AND USE OF PROPRIETARY INFORMATION.

                (a) I will not at any time, whether during or after the termination of my employment, reveal to any person or entity any of the trade secrets or proprietary or confidential information of the Company, or of any third party which the Company is under an obligation to keep confidential, including, but not limited to, information respecting inventions, products, product plans, designs, formulae, drawings, sketches, marketing and other plans, methods, know-how, techniques, technology, systems, characters, processes, strategies, works of authorship, customer lists, user lists, vendor lists, content provider lists, supplier lists, pricing information, projects, notes, memoranda, reports, lists, records, specifications, computer programs (including object code and source code), computer software and data base technologies, systems, structures and architectures (and related processes, algorithms, compositions, improvements, methods, concepts, ideas, designs and information), data, documentation, budgets, plans, projections, forecasts, financial information and proposals in whatever form, tangible or intangible or other materials of any nature relating to any matter within the scope of the business of the Company or concerning any of the dealings or affairs of the Company (collectively, "Proprietary Information")), except as may be required in the course of performing my duties as an employee of the Company, and I shall keep secret all matters entrusted to me and shall not use or attempt to use any such information in any manner except as may be required in the course of performing my duties as an employee of the Company.

                (b) As used herein, the term "Intellectual Property Rights" shall mean all industrial and intellectual property rights, including, without limitation, patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, copyright applications or registrations, trade secrets, and trade dress.

                (c) The restrictions in Section 1(a) above shall not apply to: (i) information that at the time of disclosure is in the public domain through no fault of mine; (ii) information received from a third party outside of the Company that was disclosed without a breach of any confidentiality obligation; (iii) information


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approved for release by written authorization of the Company; or (iv)
information that may be required by law or an order of any court, agency or proceeding to be disclosed.

                (d) During my employment I shall not take, use or permit to be used any Proprietary Information otherwise than for the benefit of the Company. I shall not, after the termination of my employment, use or permit to be used any Proprietary Information, it being agreed that all Proprietary Information shall be and remain the sole and exclusive property of the Company and that immediately upon the termination of my employment, I shall deliver all copies of Proprietary Information to the Company at its main office.

                (e) While I am employed at the Company, I will not disclose to the Company, use, or induce the Company to use, any confidential, proprietary or trade secret information of others.

                (f) I will not enter into any agreement that conflicts with the terms of this Agreement.

                2.      ASSIGNMENT OF DEVELOPMENTS.

                (a) If at any time or times during my employment by the Company I shall (either alone or with others) make, conceive, invent, discover or reduce to practice or author any Proprietary Information whatsoever or otherwise obtain any interest therein (whether or not patentable or registrable under copyright or similar statutes or subject to analogous protection) (herein called "Developments") that (i) relates to the business of the Company or any customer of or supplier to the Company or any of the products or services being developed, manufactured, sold or provided by the Company or which may be used in relation therewith, (ii) results from tasks assigned me by the Company or (iii) results from the use of premises or personal property (whether tangible or intangible) owned, leased or contracted for by the Company, such Developments and the benefits thereof shall immediately become the sole and absolute property of the Company and its assigns, and I shall promptly disclose to the Company (or any persons designated by it) each such Development and hereby assign any rights, including Intellectual Property Rights, I may have or acquire in the Developments and benefits and/or rights resulting therefrom to the Company and its assigns without further compensation and shall communicate, without cost or delay, and without publishing the same, all available information relating thereto (with all necessary plans and models) to the Company.

                (b) I will, during my employment and at any time thereafter, at the request and cost of the Company, sign, execute, make and do all such deeds,


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documents, acts and things as the Company and its duly authorized agents may reasonably require:

                (i) to apply for, obtain and vest in the name of the Company alone (unless the Company otherwise directs) letters patent, copyrights or other analogous protection in any country throughout the world for any Developments that I make, conceive, invent, discover, reduce to practice or author during the term of my employment by the Company, and when so obtained or vested to renew and restore the same;

                (ii) to defend any actions or opposition proceedings in respect of such applications and any opposition proceedings or petitions or applications for revocation of such letters patent, copyright or other analogous protection; and

                (iii) to bring any action to enforce any rights in any Developments.

                (c) In the event the Company is unable, after reasonable effort, to secure my signature on any patent application, copyright application or other analogous document or instrument relating to a Development described in
Section 2(b) above, whether because of my physical or mental incapacity or for any other reason whatsoever, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney-in-fact, to act for and in my behalf and stead to execute and file any such application or other document or instrument and to do all other lawfully permitted acts to further the prosecution and issuance of any such letters patent, copyright and other analogous protection thereon with the same legal force and effect as if executed by me.

                3.      NON-COMPETITION; NON-SOLICITATION.

                (a) While I am employed at the Company and for a period of 24 months after termination of my employment for any reason (whether voluntary or involuntary) other than because of non-renewal of my employment agreement by the Company, I will not, whether alone or as a partner, officer, director, consultant, agent, employee or stockholder of any company or other commercial enterprise, directly or indirectly, engage in any material respect in any business activity that competes with any material business activity conducted by the Company at any time during the period of my employment with the Company, or any business activity planned by the Company at any time during the period of my employment with the Company that the Company reasonably believes will be a material business activity in the future (other than such a planned activity that has been abandoned by the Company). I shall be permitted to own securities of a public


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company not in excess of one percent of any class of such securities and such ownership shall not, by itself, violate the terms of this Section 3(a).

                (b) While I am employed at the Company and for a period of 24 months after termination of my employment for any reason (whether voluntary or involuntary), I will not, directly or indirectly, solicit, recruit or hire any employee of the Company to work for a third party other than the Company or otherwise solicit, entice or induce any employee to materially breach any agreement between such employee and the Company of which I have knowledge.

                (c) While I am employed by the Company and for a period of 24 months after termination of my employment for any reason (whether voluntary or involuntary) other than because of non-renewal of my employment agreement by the Company, I will not, directly or indirectly, solicit, entice or induce any Customer (as defined below) of the Company to (i) become a Customer of any other person or entity engaged in any material respect in any business activity that competes with any material business activity conducted by the Company at any time during the period of my employment with the Company, or any business activity planned by the Company at any time during the period of my employment with the Company that the Company reasonably believes will be a material business activity in the future (other than such a planned activity that has been abandoned by the Company) or (ii) cease doing business with the Company, and I will not assist any person or entity in taking any action described in the foregoing clauses (i) and (ii). For purposes of this paragraph (c), a "Customer" of the Company means any person, corporation, partnership, trust, division, business unit, department or agency which, at the time of determination or within one year prior thereto, shall be or shall have been a material customer, distributor or agent of the Company or shall be or shall have been contacted by the Company for the purpose of soliciting it to become a material customer, distributor or agent of the Company.

                4.      REPRESENTATIONS AND WARRANTIES.

                I hereby represent and warrant to the Company as follows:

                (a) I have returned all property and confidential, proprietary or trade secret information belonging to all prior employers and clients, if any, to the extent that such property and confidential, proprietary or trade secret information was required to be returned, and in any event, have not exposed or brought to the Company any such information, and no such information has been or will be used in connection with rendering any of the services hereunder.

                (b) The performance of the terms of this Agreement will not breach or conflict with any agreement to which I am a party.


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                (c)     Except as I have disclosed in writing to the Company, I
am not bound by the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of my employment with the Company or to refrain from competing, directly or indirectly, with the business or such employer or any other party.

                5.      EQUITABLE RELIEF.

                I agree that any breach of this Agreement by me will cause irreparable damage to the Company and that in the event of such breach the Company shall have, in addition to any and all remedies at law, the right to an injunction, specific performance or other equitable relief to prevent the violation of my obligations hereunder. Nothing herein contained shall be construed as prohibiting the Company from pursuing any other remedy available for such breach or threatened breach. The prevailing party in any litigation arising under this Agreement shall be entitled to recover his or its attorneys' fees and expenses in addition to all other available remedies.

                6.      NO RIGHT TO CONTINUED EMPLOYMENT.

                I understand that this Agreement does not create an obligation on the Company or any other person or entity to continue my employment or to exploit any Developments.

                7.      WAIVERS.

                Any waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of such provision or any other provision hereof.

                8.      ACKNOWLEDGMENT; SEVERABILITY.

                I hereby acknowledge that the type and periods of restriction imposed in the provisions of this Agreement are fair and reasonable and are reasonably required for the protection of the Company's proprietary information and the goodwill associated with the business of the Company. I hereby further


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acknowledge that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made. In addition, if any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be the extent compatible with the applicable law, as it shall then appear. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                9.      SURVIVAL OF OBLIGATIONS.

                My obligations under this Agreement shall survive the termination of my employment regardless of the manner of such termination and shall be binding upon my heirs, executors, administrators and legal representatives.

                10.     ASSIGNMENT.

                The Company shall have the right to assign this Agreement to its successors and assigns, and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by said successors or assigns.

                11.     GOVERNING LAW.

                This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia applicable to contracts made and to be performed wholly therein (without regard to principles of conflicts of laws).


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                IN WITNESS WHEREOF, the undersigned has executed this
Confidentiality, Non-Disclosure and Non-Competition Agreement as of the ___ day of August 14, 2000.



                                               /s/ Daniel H. Drechsel
                                               ---------------------------------
                                               Signature


                                               Daniel H. Drechsel



                                               1151 Oxford Road
                                               ---------------------------------

                                               Atlanta, GA 30306
                                               ---------------------------------
                                               Address

Agreed to and Accepted:

S1 CORPORATION


By: /s/ Robert F. Stockwell
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